EXHIBIT 10.2

                                 ________, 2005

Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069

The Shemano Group, Inc.
601 California Street, Suite 1150
San Francisco, California 94108

      Re: INITIAL PUBLIC OFFERING

Gentlemen:

      The undersigned stockholder, officer and director of Santa Monica Media Corporation ("Company"), in consideration of The Shemano Group, Inc. ("Shemano Group") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

      1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

      2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the trust account with Continental Stock Transfer & Trust Company (the "Trust Account") as a result of such liquidation with respect to his Insider Shares ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company, pro rata with the other officers and directors of the Company based on the number of Insider
Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.

      3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Shemano Group that the business combination is fair to the Company's stockholders from a financial perspective.

      4. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on July 5, 2005 through the earlier of twenty-four months or the consummation of the acquisition of the target business, Santa Monica Capital Corporation, Inc. ("Related Party"), shall be allowed to charge the Company an allocable share of Related Party's overhead, up to $7,500 per month, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.


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Santa Monica Media Corporation
The Shemano Group, Inc.
Page 2


      5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.

      6. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

      7. The undersigned will escrow his Insider Shares until the earlier of (i) one year following the date of the Business Combination; liquidation of the Company; or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to consummating a Business Combination with a target business, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

      8. The undersigned agrees to be the Chief Financial Officer and a director of the Company. The undersigned's biographical information furnished to the Company and Shemano Group and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the Company and Shemano Group and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

            (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b) he has never been  convicted  of or pleaded  guilty to any crime
(i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

            (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

      9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Financial Officer and director of the Company.

      10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Shemano Group and its legal representatives or agents (including any investigative search firm retained by Shemano Group) any information they may have about the undersigned's background and finances ("Information"). Neither Shemano Group nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.


                                       2
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Santa Monica Media Corporation
The Shemano Group, Inc.
Page 3


      11. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.



                                            ____________________________________
                                            Kurt Brendlinger


                                       3
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                                    EXHIBIT A


      Kurt Brendlinger has been our chief financial officer and a director since our inception. In 1985, Mr. Brendlinger served as an executive producer for a Warner Brothers-based production company. His credits include over 350 episodes of game shows for distributors including the Fox Network, USA Network, Disney Channel, and Warner Bros. Television syndication. In 1992, Mr. Brendlinger co-founded Slam Dunk Productions with television personality JD Roth. Slam Dunk Productions produced television series for the NBC Network, TNT, Disney Channel, and national syndication. From June 1997 to December 2001, Mr. Brendlinger was co-founder and partner in AFA Management Partners, an asset management firm and hedge fund managing $600 million in assets in the telecommunications, Internet, media and entertainment sectors. Mr. Brendlinger served as principal investor in the media/entertainment areas for AFA, handling private equity sourcing, deal structure and negotiations, analysis of public equity investments and capital raising for the firm. Mr. Brendlinger served on the executive committee for the portfolio companies for the hedge fund. From January 2002 to June 2004, Mr. Brendlinger was Chief Executive Officer and President of Rainmakers, Inc., an internet marketing services company for the entertainment industry and currently serves as its Chief Executive Officer. Since July 2004, Mr. Brendlinger has been the Managing Director of Aaron Fleck & Associates, LLC, a registered investment advisor/boutique investment banking firm. Mr. Brendlinger's responsibilities include deal sourcing, investment banking placements, capital raising, and asset management for firm controlled equity. The primary focus for the firm is the media, entertainment, and telecommunications sectors.